EXHIBIT 10.43

Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission


                        WELLCRAFT MASTER DEALER AGREEMENT



         This master agreement, effective September 29, 1998, is by and between Wellcraft Marine Corp., a Delaware corporation ("Wellcraft") and Travis Boats & Motors, Inc., a Texas corporation ("Travis") (the "Agreement").

         WHEREAS, Wellcraft is engaged in the manufacture of recreational powerboats and accessories and the sale of certain accompanying engines ("Products") and desires to sell its Products to Travis, through or to certain of its subsidiaries or affiliates ("Travis Subs"); and

         WHEREAS, Travis and Travis Subs are engaged in the sale of Products to the retail public and desire to purchase various Products from Wellcraft;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Travis and Travis Subs. For purposes of this Agreement, the term Travis when used shall be inclusive of Travis Subs except where the Agreement specifically uses Travis Subs individually.

         2. Sale of Product. Wellcraft shall manufacture and sell to Travis or Travis Subs those various Products ordered from time to time by Travis or Travis Subs pursuant to Wellcraft's standard dealer agreement, as mutually agreed upon and as may be amended from time to time by mutual agreement. :

         3. Dealer Agreements and Relationship to this Master Agreement. Each Travis or Travis Sub retail location which purchases Wellcraft Products shall execute and be subject to Wellcraft's standard dealer agreement as mutually agreed upon by the parties and as may be amended upon mutual agreement of the parties. This Agreement shall supplement and amend each individual


*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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standard  dealer  agreement  executed at each Travis retail location which sells
Wellcraft Products. To the maximum extent possible, this Agreement and the standard dealer agreement shall be read and interpreted to be consistent with each other. In the event there is a conflict between the dealer agreement and this Agreement, the provisions of this Agreement shall control.

         4.       Pricing.

                  a. *. During the term of this Agreement, Wellcraft shall sell Wellcraft Products to Travis at all times * In the event Wellcraft changes its pricing structure or program discounts during the Wellcraft model year, * except that during Wellcraft model year 1999, the pricing for Wellcraft Products pre-rigged to receive Mercury engines shall be as described on Exhibit A hereto. For the purposes of this Agreement, pre-rigged Products are those which are rigged by Genmar, its divisions or subsidiaries, to receive a certain brand of engine but that are not sold with such engine. Notwithstanding the above, from time to time Wellcraft may sell individual Products *. For purposes of this Agreement, the Wellcraft "model year" means the period commencing on July 1 of any calendar year through June 30 of the following calendar year and the Travis "model year" means the period commencing on August 1 of any calendar year through July 31 of the following calendar year.

*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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                  b. Freight.  In addition to the price of the Product described above, Wellcraft shall charge Travis a freight charge that Wellcraft shall incorporate into its total invoice price on the following basis:

                           i. For Products shipped which are 28 feet in length or longer, Wellcraft shall charge Travis *


                           ii. For Products shipped which are less than 28 feet in length, Wellcraft shall charge Travis *. Wellcraft shall calculate the flat fee each model year based on Travis' annual forecast of Product to be purchased by Travis by each retail location and the shipping destination for Products. Wellcraft shall maintain records on * and this information shall be reported to Travis on a quarterly basis starting on the quarter ending September 30 of each model year. Travis shall report to Wellcraft any suspected errors in the records within 30 days of receipt of the report. At the end of each Wellcraft model year, Wellcraft shall reconcile *


*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.

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                           *

                  c. Engines. In the event an engine manufacturer changes its published pricing and enacts such changes after Wellcraft has published its engine price list, Travis, after the effective date of such change, shall pay
*

         5. Timing of Purchases, Shipping and Delivery. Wellcraft will use its best efforts to ship then current Wellcraft model year Products at the * for all firm orders received from and delivered to Travis by June 30 of the then current Wellcraft model year. * Travis shall purchase and take delivery of and Wellcraft shall deliver 40 percent of the Product units Travis has forecasted to purchase for such Travis model year in its annual model year forecast. Wellcraft's obligation to deliver is subject to the following:

                           i. Wellcraft receiving Travis' annual model year forecast as set forth in paragraph 6 herein on or before July 31 of each calendar year,

                           ii. Wellcraft approving the monthly schedule of the number and type of Wellcraft Product units Travis ex-pects to order and take delivery of by January 15 as set forth in its annual model year forecast, and


*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.

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                           iii. Travis submitting actual orders between August 1
                           and January 15 of such model year that do not exceed the monthly schedule set forth in its annual model year forecast by greater than 15 percent.

         Except where Travis may have caused a delay, Travis may cancel orders if Product has not been delivered by Wellcraft within 150 days of Wellcraft's acceptance of the order for such Product from Travis.

         6. Forecasting. Travis shall provide Wellcraft, on or before July 31 of each calendar year, with a Travis model year forecast which describes (i) the number and type of Wellcraft Product units by month Travis expects to order and take delivery of between August 1 and January 15 of the upcoming Travis model year starting on August 1 and (ii) the number and type of Wellcraft Product units Travis expects to order and take delivery of between January 16 and July 31 of the upcoming Travis model year. In addition to the above annual model year forecast, Travis will forecast its Wellcraft Product requirements on a three (3) month rolling basis, updated monthly. Travis shall submit the forecast to Wellcraft by the first day of each calendar month. Travis shall designate a Travis representative with responsibility for forecasting Product purchases from Wellcraft. The forecasts shall be in a form mutually agreed to by the parties and shall include, at a minimum, a three-month projected schedule identifying the number of Product units scheduled to be purchased by Travis by boat brand, model, and engine brand, model and horsepower. The first-month forecast in the monthly report shall reflect a firm order previously accepted by Wellcraft. As a firm order, the first-month forecast may not be changed and is non-cancelable, however, Wellcraft reserves the right to not accept the portions of orders in any one month that exceed 15 percent of the amounts forecast for that month in the previous months' 3-month rolling forecast.

*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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         7. *

         8. Product Modification. Travis shall meet with Wellcraft management and product engineers in August and January of each year, unless mutually waived by the parties hereto, to provide input into changes for Wellcraft Products for the next model year. The August meeting shall primarily be to provide input on the structure and design of the Products. The January meeting shall primarily be to provide input on the features and accessories of the Products. Wellcraft will use its best efforts to incorporate the recommendations made by Travis taking into account considerations such as cost, safety, warranty and standard design.

*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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Wellcraft reserves the right, without notice or obligation, to change the design of the Products to the extent that such change does not materially alter the operation of the Boat or to the extent that such change is required due to product safety concerns, government regulations or vendor supply shortages. Wellcraft will provide Travis with as much notice as reasonably possible, but not less than ninety (90) days prior notice of shipment of a Product design change if such design change materially affects the appearance or operation of the Product.

         9. Warranty and Third Party Litigation. Wellcraft makes no representations or warranties as to its Products except as may be described in the Wellcraft dealer agreement or Product materials. In the event legal action is commenced against Wellcraft and Travis related to Wellcraft Products, to the extent possible and if no conflict exists, Wellcraft and Travis shall reasonably agree in writing on the retention of common counsel and sharing of legal expenses.

         10. Term of the Agreement. The term of this Agreement and the dealer agreement between the parties shall commence on the date of this Agreement and shall terminate on July 31, 2003.

         11. Insurance. Each party to this Agreement shall maintain liability insurance coverage and shall provide evidence of such coverage to the other party upon such party's reasonable request.

         12. Force Majeure. The parties will not be responsible for failure to perform any part of this Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed to by any foreign or domestic embargoes, seizures, acts of God, strikes, labor disputes, vendor problems, insurrections, wars and/or continuance of war, or the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with production, delivery or other contingencies beyond their control. This Section does not affect the payment obligations of either party under this Agreement.

*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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         13.  Assignment.  Neither party shall assign or otherwise transfer this
Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         14. Confidentiality. Each party agrees that the specific terms and conditions set forth in this Agreement shall be kept confidential and that neither party hereto shall make any disclosure regarding this Agreement or its terms except as may be required by law or with the consent of the other party. In the event either party concludes that it is obligated by law to disclose the terms of this Agreement, such party shall give the other party 3 business days prior written notice before disclosure along with an explanation as to why such disclosure is deemed necessary.

         15. Disputes. All disputes arising out of or in connection with this Agreement shall be resolved by binding arbitration as set forth in Wellcraft's standard dealer agreements as mutually agreed upon and amended from time to time.

         16. Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

         17. Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall such party forfeit any rights to future enforcement thereof. The parties waive presentment for payment, protest, and notice of dishonor.

         18. Headings. The headings and captions of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         19. Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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         20. Further  Assurances.  Each party will, at the reasonable request of the other, execute and deliver to the other all such further instruments, assignments, assurances and other documents as the other may request in connection with the carrying out of this Agreement and the transactions contemplated hereby.

         21. Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (x) on the delivery if given in person, (y) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed), or (z) four business days after being deposited in the mails, with proper postage for first class registered or certified mail, prepaid.

         Notices shall be addressed as follows:

         IF TO WELLCRAFT:

                  Wellcraft Marine Corp.
                  1651 Whitfield Avenue
                  Sarasota, Florida 34243
                  Attention: President
                  Telephone:       941-753-7811
                  Telecopy:        941-751-7822

         WITH COPY TO:

                  Genmar Holdings, Inc.
                  100 South Fifth Street
                  Suite 2400
                  Minneapolis, Minnesota 55402
                  Attention:        General Counsel
                  Telephone:        612-339-7600
                  Telecopy:         612-337-1930


*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.


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         IF TO TRAVIS:

                  Travis Boats & Motors, Inc.
                  5000 Plaza on the Lake
                  Suite 250
                  Austin, Texas 78746
                  Attn: President
                  Telephone:        512-347-8787
                  Telecopy:         512-329-0480

provided, however, that if either party shall have designed a different address by notice to the other, then to the last address so designated.

         22. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

         23. Amendments: Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

         24. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Minnesota.


WELLCRAFT MARINE CORP.                       TRAVIS BOATS & MOTORS, INC.



By: /s/ Grant E. Oppeguard                   By:  /s/ Mark Walton
   ------------------------                      -------------------------------

Its:  VP                                     Its: President
     ----------------------                       ------------------------------

Date: 10-7-98                                Date: 10-8-98
     ----------------------                       ------------------------------


*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.



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                                    EXHIBIT A
                        WELLCRAFT MASTER DEALER AGREEMENT

-------------------------------------------------------------
WELLCRAFT                                  MERCURY PRICE ($)
-------------------------------------------------------------
160 FISHERMAN                                      *
-------------------------------------------------------------
180 FISHERMAN                                      *
-------------------------------------------------------------
180 SPORTSMAN                                      *
-------------------------------------------------------------
190 FISHERMAN                                      *
-------------------------------------------------------------
210 FISHERMAN                                      *
-------------------------------------------------------------
210 SPORTSMAN                                      *
-------------------------------------------------------------
22 WALKAROUND                                      *
-------------------------------------------------------------
230 FISHERMAN                                      *
-------------------------------------------------------------
230 COASTAL                                        *
-------------------------------------------------------------
230 FISHERMAN-TWIN                                 *
-------------------------------------------------------------
230 COASTAL-TWIN                                   *
-------------------------------------------------------------
24 WALKAROUND                                      *
-------------------------------------------------------------
270 COASTAL                                        *
-------------------------------------------------------------
290 COASTAL                                        *
-------------------------------------------------------------
302 SCARAB SPORT                                   *
*Indicates confidential treatment requested. The redacted material has been filed separately with the Commission.

-------------------------------------------------------------


* INDICATES CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


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